Exhibit 99.1

TIAA Retirement Annuity Accounts

TIAA Real Estate Account

Real Estate | As of 3/31/2022

Portfolio Net Assets	Inception Date	Symbol	Estimated Annual Expenses[1,2]
$29.8 Billion	10/02/1995	QREARX	0.87%

Investment Description

The Account seeks to generate favorable total returns primarily through the rental income and appreciation of a diversified portfolio of directly held, private real estate investments and real estate-related investments while offering investors guaranteed daily liquidity. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate–related investments with the goal of producing favorable long-term returns primarily through rental income and appreciation. The remainder of its investments will be invested in liquid, fixed-income investments.

Learn More

For more information please contact:
800-842-2252
Weekdays, *8 a.m. to 10 p.m. (ET)*,
or visit **TIAA.org**

Performance

	Total Return		Average Annual Total Return				
	QTD	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	5.44%	5.44%	21.57%	8.53%	7.06%	7.82%	6.54%

The returns quoted represent past performance, which is no guarantee of future results. Returns and the principal value of your investment will fluctuate. Current performance may be higher or lower than that shown, and you may have a gain or a loss when you redeem your accumulation units. For current performance information, including performance to the most recent month-end, please visit TIAA.org, or call 800-842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these waivers or reimbursement arrangements, performance may be lower.

[1] The total annual expense deduction, which includes investment management, administration, and distribution expenses, mortality and expense risk charges, and the liquidity guarantee, is estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.

[2] The Account's total annual expense deduction appears in the Account's prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on March 31, 2012 and redeemed on March 31, 2022.

— TIAA Real Estate Account $21,224



$26,500
$21,500
$16,500
$11,500
$6,500
$1,500
3/12
9/13
3/15
9/16
3/18
9/19
3/21
3/22

The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type (As of 3/31/2022)	% of Real Estate Investments[3,4]
Office	31.0
Apartment	26.5
Industrial	25.3
Retail	12.4
Other	4.8

Properties by Region (As of 3/31/2022)	% of Real Estate Investments[3]
West	40.1
South	28.6
East	27.6
Midwest	3.6
Foreign	0.1

[3] Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

[4] Other properties represents interests in Storage Portfolio investments, a hotel investment and land.

TIAA

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 3/31/2022 Continued on next page… Portfolio Composition (As of 3/31/22) Investments by Type % of Net Assets Real Estate Properties (Net Of Debt) 59.9% Real Estate Joint Ventures 24.4% Marketable Securities - Other 8.5% Loans Receivable (Net Of Debt) 4.5% Real Estate Funds 2.7% Real Estate Operating Business 1.6% Other (Net Receivable/Liability) -1.6% Top 10 Holdings 5 (As of 3/31/22) % of Total Investments 6 Ontario Industrial Portfolio 3.0% Simpson Housing Portfolio 2.9% Fashion Show 2.7% 1001 Pennsylvania Avenue 2.2% The Florida Mall 2.0% Colorado Center 1.8% Lincoln Centre 1.6% 99 High Street 1.5% Storage Portfolio II 1.4% 701 Brickell Avenue 1.4% Total 20.5% Market Recap Economic Overview and Outlook Consensus economic themes generally played out as expected in the first quarter: strong but slower economic growth, persistently hotter inflation, the onset of interest rate hikes and further bouts of elevated market volatility. But two developments were unexpected: The geopolitical and humanitarian crisis unleashed by Russia’s invasion of Ukraine and a worsening disconnect between hard economic data and investor sentiment. Risks of a premature end to this young cycle have admittedly increased, given the steep path of interest rate increases we’re already seeing. But absent a major policy error or additional exogenous shock, we do not see growth turning negative in 2022. U.S. GDP is projected to increase by 1% quarter-over-quarter (seasonally adjusted annualized rate) in Q1 2022 and 4.2% year-over-year. The U.S. labor market has restored almost all (20.5 million of the 21 million) jobs lost at the beginning of the pandemic, as measured by nonfarm employment, bringing the unemployment rate to 3.8% as of March 2022. The economy is projected to gain 1.7 million jobs in Q1 2022, according to the nonfarm payroll measurement from the U.S. Bureau of Labor Statistics. Russian military activity in Ukraine escalated rapidly in February, and now has resulted in full-scale armed conflict, with growing uncertainty as for how it will continue to impact global markets. We expect additional volatility, should events deteriorate further. While we do not expect military action to spread beyond the borders of Ukraine, the economic ramifications could be relatively far reaching. Half of Europe’s energy supplies originate in Russia, and Germany has already canceled a planned pipeline due to the current hostilities. This kind of development will increase energy prices and cause further inflationary pressure in the U.S. and globally. However, we do not see the ongoing turmoil shifting the pattern of a global economic expansion. While further inflationary pressures are obviously a concern, we do not believe the current disruption will shift the Federal Reserve goal of raising interest rates to a neutral long-term rate. The Fed may hike faster than otherwise expected due to increased inflationary pressures, or it could hold off if the potentially rising cost of energy slows the economy. Moreover, we expect the sanctions to cause only localized disruption for now. We don’t think broad economic contagion will be a concern, but supply chain disruptions, sanctions and higher energy prices could cause some regions and economic sectors to suffer. However, if the situation deteriorates further, with additional sanctions added, we could see increased risk of spreading economic effects. The invasion has already caused an energy price shock, which has arguably boosted already white- hot inflation across developed and emerging markets. But March likely marked the peak for both headline and core inflation in most major economies, with many goods prices likely to fall outright and wage pressures showing signs of easing. Disinflation would be welcomed by policymakers and investors alike and falling inflation would seem to go hand in hand with falling interest rate. However, we expect 10-year government bond yields to rise further from here. While rates are already up considerably — and by much more than we expected — this is mainly due to higher inflation expectations. We expect real rates to rise as policy turns more hawkish and inflation moderates, producing slightly higher nominal yields by the end of the year. While geopolitical and inflation concerns remain, the coronavirus pandemic is starting to become a much less significant risk to the economy. As of March 31, 2022 the 7-day averages of COVID-19 cases and deaths, 28,814 and 630, respectively (according to the CDC), have decreased significantly from the winter highs caused the spread of the Omicron variant of COVID-19. Deaths from COVID-19 are still significantly lower now than they were in January 2021, when the 7-day average death rate peaked at 3,500. As of March 31, 2022, 218 million Americans have been fully vaccinated against COVID-19, and 98 million have received the COVID-19 vaccine booster shot. Most states are now removing the remaining mitigation strategies that were in place to control the spread of COVID-19, due to the low spread of the virus. Real Estate Market Conditions and Outlook The strong U.S. economic recovery is benefiting real estate prices overall. The COVID-19 vaccine has been widely administered, and pandemic-related restrictions have largely been removed. Private real estate investments have been relatively insulated from recent market volatility, and we believe continuing global economic reopening and strong capital flows should provide ongoing tailwinds. U.S. commercial real estate should benefit even during a rising interest rate environment, as real- estate assets will continue to be a higher-yielding alternative to fixed-income assets in the short term. The pandemic severely impacted real estate property types dependent on social interactions such as retail, office, and lodging. While the mall and office sectors have continued to underperform, the lodging and strip center sectors have recovered quickly, with prices exceeding pre-pandemic levels in particular sub-sectors. Simultaneously, the pandemic accelerated online shopping, the movement

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 3/31/2022 Continued on next page… to the suburbs and Sunbelt cities, and the shift to the digital economy. As a result, warehouse, storage, single-family rentals, and data center values have risen since the onset of the pandemic and have continued to outperform during recent quarters. Additionally, health care and medical research spending is increasing, which has benefitted the life science and medical office sectors. According to Real Capital Analytics, U.S. real estate transaction volumes are up 34% year-to-year as of February 2022. In 2021, apartments and industrial captured approximately 62% of total U.S. transaction volumes, illustrating the strong investor interest in these two property types. The Account experienced materially positive appreciation within the warehouse, apartment, and alternative real estate sectors during the first quarter of 2022, driving a net participant return of 5.44%. Attractive supply and demand fundamentals, favorable borrowing costs, and heightened investor appetite for the industrial and apartment sectors, in particular, have largely contributed to property appreciation in the first quarter. As of March 31, 2022, the Account's leverage position was 17.4%. This low level of leverage and ability to access financing at attractive rates allows the Account to opportunistically deploy capital during periods of market volatility when other funds may focus on shoring up balance sheets. The Account will continue to seek opportunities that improve portfolio diversification throughout 2022 by selling lower productivity assets and acquiring assets with higher growth potential and economic resiliency. Important Information 5 The commercial real property holdings listed are subject to change and may not be representative of the Account’s current or future investments. The property holdings listed are part of the Account’s long-term investments and exclude liquid, fixed-income investments and other securities held by the Account. The property holdings do not include the Account’s entire investment portfolio and should not be considered a recommendation to buy, sell or hold a particular security or other investment. 6 Real estate fair value is presented gross of debt. Investments in joint ventures are represented at net equity value. Simpson Housing Portfolio is held in a joint venture with Simpson Housing LP, in which the Account holds an 80% interest, and is presented gross of debt. As of March 31, 2022, the debt had a fair value of $392.9 million. Fashion Show is held in a joint venture with General Growth Properties, in which the Account holds 50% interest, and is presented gross of debt. As of March 31, 2022, the debt had a fair value of $420.1 million. 1001 Pennsylvania Avenue is presented gross of debt. As of March 31, 2022, the debt had a fair value of $306.4 million. The Florida Mall is held in a joint venture with Simon Property Group, LP, in which the Account holds a 50% interest, and is presented gross of debt. As of March 31, 2022, the debt had a fair value of $299.8 million. Colorado Center is held in a joint venture with EOP Operating LP, in which the Account holds a 50% interest, and is presented gross of debt. As of March 31, 2022, the debt had a fair value of $276.8 million. 99 High Street is presented gross of debt. As of March 31, 2022, the debt had a fair value of $282.6 million. Storage Portfolio II is held in a joint venture with Extra Space Properties 134, LLC, in which the Account holds a 90% interest, and is presented gross of debt. As of March 31, 2022, the debt had a fair value of $183.0 million. 701 Brickell Avenue is presented gross of debt. As of March 31, 2022, the debt had a fair value of $182.5 million. Real estate investment portfolio turnover rate for the Account was 7.6% for the year ended 12/31/2021. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period. Marketable securities portfolio turnover rate for the Account was 0% for the year ended 12/31/2021. Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period. Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates. This material is for informational or educational purposes only and does not constitute investment advice under ERISA, a securities recommendation under federal securities laws, or an insurance product recommendation under state insurance laws or regulations. This material is intended to provide you with information to help you make informed decisions. You should not view or construe the availability of this information as a suggestion that you take or refrain from taking a particular course of action, as the advice of an impartial fiduciary, as an offer to sell or a solicitation to buy or hold any securities, as a recommendation of any securities transactions or investment strategy involving securities (including account recommendations), a recommendation to rollover or transfer assets to TIAA or a recommendation to purchase an insurance product. In making this information available to you, TIAA assumes that you are capable of evaluating the information and exercising independent judgment. As such, you should consider your other assets, income and investments and you should not rely on the information as the primary basis for making investment or insurance product purchase or contribution decisions. The information that you may derive from this material is for illustrative purposes only and is not individualized or based on your particular needs. This material does not take into account your specific objectives or circumstances, or suggest any specific course of action. Investment, insurance product purchase or contribution decisions should be made based on your own objectives and circumstances. The purpose of this material is not to predict future returns, but to be used as education only. Contact your tax advisor regarding the tax implications. You should read all associated disclosures. TIAA-CREF Individual & Institutional Services, LLC, Member FINRA and SIPC, distributes securities products.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 3/31/2022 Continued on next page… Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value. THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161. A Note About Risks In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests. The risks associated with investing in the TIAA Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus. ©2022 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017 2105362